EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated:  February 14, 2013

NEW MOUNTAIN INVESTMENTS III, L.L.C.

By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Managing Member

NEW MOUNTAIN PARTNERS III, L.P.

By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Managing Member of the GP of New Mountain Partners III, L.P.

NEW MOUNTAIN CAPITAL, L.L.C.

By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Chief Executive Officer

/s/ STEVEN B. KLINSKY
STEVEN B. KLINSKY